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                                                                    EXHIBIT 99.2

                                                          [LOGO] ECHELON(R)
                                                          550 Meridian Avenue
                                                          San Jose, CA 95126
                                                          Phone: 408-938-5200
                                                          Fax: 408-790-3800
                                                          lonworks@echelon.com
                                                          www.echelon.com

News Information                                           For Immediate Release

Press Contact                                        Investor Relations Contact

Steve Nguyen                                         Chris Stanfield
Echelon Corporation                                  Echelon Corporation
408-938-5272                                         408-938-5243
qnguyen@echelon.com                                  cstanfield@echelon.com

        Echelon Corporation Announces Completion of BeAtHome Acquisition

San Jose, CA - February 1, 2002 -- Echelon Corporation (NASDAQ: ELON) today announced that it has completed its acquisition of privately held BeAtHome.com, Inc. of Fargo, North Dakota. According to the terms of the agreement, Echelon will purchase all the outstanding capital stock of BeAtHome and pay off certain of BeAtHome's debts.

      BeAtHome's Energy Management System is an award winning, innovative, and intuitive software solution and value-added services platform for web-based monitoring and control applications to the commercial building, utility, and home markets. The product was the recent recipient of a Best of Innovations Award from the Consumer Electronics Association and TechTV's Best of CES Award in the category of Home Automation and Networking at the 2002 Consumer Electronics Show.

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Echelon Completes BeAtHome Acquisition                                    2 of 2


About Echelon Corporation

      Echelon Corporation is the creator of the LONWORKS platform, the world's most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon's hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed more than 18 million LONWORKS based devices into homes, buildings, factories, trains, and other systems worldwide.

      The protocol underlying LONWORKS networks and the signaling used by Echelon's power line and free topology transceivers have both been adopted as standards by the American National Standards Institute (ANSI). Echelon is also a founding member of the LONMARK(R) Interoperability Association, an open industry forum of hundreds of leading manufacturers, integrators, and users dedicated to promoting the use of interoperable LONWORKS devices. More information is available at http://www.lonmark.org. Further information regarding Echelon can be found at http://www.echelon.com.

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      Echelon, LONWORKS, LONMARK, the LONMARK logo, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Bringing the Internet to Life is a trademark of Echelon Corporation. Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the successful integration of Echelon and BeAtHome's technology, products and services and other risks identified in Echelon's SEC filings. Actual results, effect on earnings, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.